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                                                                           23(d)


                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement (Form S-4) and related Prospectus of Shawmut National Corporation pertaining to the merger with New Dartmouth Bank of our report dated February 11, 1993, except for Note B, as to which the date is May 25, 1993, with respect to the consolidated financial statements of Gateway Financial Corporation, included in the Current Report on Form 8-K of Shawmut National Corporation dated December 20, 1993.


                                                   /s/ Ernst & Young

Hartford, Connecticut
January 12, 1994